UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 6, 2004

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(408) 750-5000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) The following exhibit is furnished and shall not be deemed filed with this Current Report:

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations Under Prepackaged Plan of Reorganization as of November 30, 2003

ITEM 9.    REGULATION FD DISCLOSURE.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

In a letter from Nasdaq’s Listing Qualifications Panel (the “Panel”) to Redback Networks Inc. (the “Company”) dated December 8, 2003, as condition to the Company remaining listed on The Nasdaq National Market during its Chapter 11 reorganization, the Panel required Company to file a balance sheet and income statement with the Securities and Exchange Commission and Nasdaq, no older than 45-days from the date of the Company’s emergence from bankruptcy, which includes pro forma adjustments for the Company’s plan of reorganization and other material events. These financial statements are furnished with this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE:	January 6, 2004	By:	/s/ THOMAS L. CRONAN III

Thomas L. Cronan III Senior Vice President of Finance and Administration, Chief Financial Officer